                                                          Exhibit 10.3

                    THE MARSHALL & ILSLEY CORPORATION
                           AMENDED AND RESTATED
                      DEFERRED COMPENSATION TRUST II

                          as of August 21, 2003

      This Deferred Compensation Trust II by and between Marshall & Ilsley Corporation ("Company") and Marshall & Ilsley Trust Company ("Trustee") was originally effective as of the 1st day of January, 1997 and was amended and restated effective October 12, 2000 and August 21, 2003.

      WHEREAS, Company, on its behalf and on behalf of certain of its affiliates and other related entities (referred to individually as a "Plan Sponsor" and collectively as the "Plan Sponsors"), has adopted a nonqualified deferred compensation plan for a selected group of its highly compensated employees known as the Marshall & Ilsley Corporation Executive Deferred Compensation Plan ("Plan") and the Amended and Restated Marshall & Ilsley Corporation Supplementary Retirement Benefits Plan (the "SERP") (the Plan and the SERP are jointly referred to as the "Plans");

      WHEREAS, the Plan Sponsors have incurred or expect to incur liability under the terms of such Plans with respect to their respective employees participating in such Plans;

      WHEREAS, the Plan Sponsors wish to establish a trust (hereinafter called "Trust") and each Plan Sponsor wishes to contribute, to its own account (the "Account") within the Trust, assets that shall be held in its Account, subject to the claims of such Plan Sponsor's creditors in the event of its Insolvency, and the claims of the Company's creditors in the event of its Insolvency, as herein defined, until paid to Plan participants and their beneficiaries from their respective subaccounts (the "Subaccounts") within such Plan Sponsor's Account, in accordance with the terms of the Plans;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA;

      WHEREAS, it is the intention of the Company, and each Plan Sponsor, to make contributions to the Subaccounts under the Trust to provide the Plan Sponsors with a source of funds to assist them in the meeting of their liabilities under the Plans.

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

      Section 1. Establishment of Trust.
      ___________________________________

              (a) Each Plan Sponsor has deposited assets with Trustee into its Account under the Trust, which amount, in the aggregate, shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

              (b)   The Trust hereby established shall be irrevocable.

              (c) The Trust is intended to be a grantor trust, of which each Plan Sponsor is a grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

              (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of each Plan Sponsor and shall be used exclusively for the uses and purposes of Plan participants and their beneficiaries and general creditors of each Plan Sponsor and the Company as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against their respective Plan Sponsors. Any assets held in a Plan Sponsor's account under the Trust will be subject to the claims of such Plan Sponsor's general creditors under federal and state law in the event of such Plan Sponsor's Insolvency, as defined in Section 3(a) herein, and will also be subject to the claims of the Company's general creditors under federal and state law in the event of the Company's Insolvency.

              (e) Each Plan Sponsor shall, from time to time, but no less frequently than annually, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement so that the funds in each Subaccount are sufficient to meet such Plan Sponsor's obligation to each participant in the Plans from time to time.

              (f) Each Plan Sponsor, other than the Company, shall join in and adopt this Trust by means of a joinder agreement (the "Joinder Agreement"), substantially in the form of Exhibit A hereto, and in so doing, shall appoint the Company as its agent for purposes of this Trust, and shall agree that (i) it shall be bound by the Company's decisions, actions, and directions under this Trust, (ii) the Company has the sole authority to enforce this Trust on behalf of such Plan Sponsor, and (iii) the Trustee shall be fully protected in relying upon such decisions, actions, and directions, and the Trustee shall in no event be required to give notice to, or otherwise deal with, such Plan Sponsor except by dealing with the Company as agent of such Plan Sponsor.

      Section 2.  Payments to Plan Participants and Their Beneficiaries.
      __________________________________________________________________

              (a) Company, on behalf of itself and the other Plan Sponsors, shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the applicable Plan Sponsor.

              (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

              (c) Each Plan Sponsor may make payment of benefits directly to such Plan Sponsor's Plan participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its or any other Plan Sponsor's decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company or other Plan Sponsor, whichever applies, shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.


      Section 3.  Trustee Responsibility Regarding Payments To Trust
      ______________________________________________________________

      Beneficiary When A Plan Sponsor is Insolvent.
      _____________________________________________

              (a) When a Plan Sponsor or the Company is Insolvent, Trustee shall cease payment of benefits to such Plan Sponsor's Plan participants and their beneficiaries from their respective Subaccounts within such Plan Sponsor's Account. A Plan Sponsor or the Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Plan Sponsor or the Company is unable to pay its debts as they become due, (ii) the Plan Sponsor or the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) the Plan Sponsor or the Company is determined to be insolvent by any state or federal regulatory authority.

              (b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income held in each Plan Sponsor's Account within the Trust shall be subject to claims of the general creditors of such Plan Sponsor and the Company under federal and state law as set forth below.

                       (1)   The Board of Directors and the Chief
              Executive Officer of Company and each other Plan Sponsor shall have the duty to inform Trustee in writing of its, or in the case of the Company, its or any other Plan Sponsor's Insolvency. If a person claiming to be a creditor of any Plan Sponsor alleges in writing to Trustee that such Plan Sponsor has become Insolvent, Trustee shall determine whether such Plan Sponsor is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to such Plan Sponsor's Plan participants or their beneficiaries or their beneficiaries from their respective Subaccounts within such Plan Sponsor's Account. In the case of the claimed insolvency of the Company, Trustee shall discontinue payment of benefits to all Plan participants or their beneficiaries from their respective Subaccounts.

                       (2) Unless Trustee has actual knowledge of any Plan Sponsor's Insolvency, or has received notice from Company, another Plan Sponsor, or a person claiming to be a creditor alleging that Company or any other Plan Sponsor is Insolvent, Trustee shall have no duty to inquire whether any Plan Sponsor is Insolvent. Trustee may in all events rely on such evidence concerning any Plan Sponsor's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning any Plan Sponsor's solvency.

                       (3) If at any time Trustee has determined that any Plan Sponsor is Insolvent, Trustee shall discontinue payments to such Plan Sponsor's Plan participants or their beneficiaries from their respective Subaccounts within such Plan Sponsor's Account and shall hold the assets of the Trust for the benefit of such Plan Sponsor's general creditors. If at any time Trustee has determined that the Company is Insolvent, Trustee shall discontinue payments to all Plan participants or their beneficiaries from their respective Subaccounts and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of their Plan Sponsor with respect to benefits due under the Plans or otherwise.

                       (4) Trustee shall resume the payment of benefits to such Plan Sponsor's Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that the Company or the applicable Plan Sponsor is not Insolvent (or is no longer Insolvent).

              (c) Provided that there are sufficient assets in the Plan Sponsor's Account under the Trust, if Trustee discontinues the payment of benefits from such Plan Sponsor's Account pursuant to
      Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to such Plan Sponsor's Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to such Plan Sponsor's Plan participants or their beneficiaries by such Plan Sponsor or the Company in lieu of the payments provided for hereunder during any such period of discontinuance.


      Section 4.  Payments to the Plan Sponsors.
      __________________________________________

      Except as provided in Section 3 hereof, no Plan Sponsor shall have no right or power to direct Trustee to divert to itself or others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan. Upon payment in full of amounts owed to any participant hereunder, any remaining amount shall revert to the Company and upon termination of the Trust, all remaining amounts shall revert to the Company.

      Section 5.  Investment Authority.
      _________________________________

              (a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee at the direction of the Company, the Plan Sponsors or the person designated thereby (a "designee"), and shall in no event be exercisable by or rest with Plan Participants.

              (b) In addition to the general investment powers set forth above in this Section 5, the following provisions shall apply:

                       (i) Investment Guidelines and Directives. The Trustee shall manage, acquire, or dispose of the assets of the Trust in accordance with this Agreement and the directions of the Plan Sponsors or their designee. To the extent permitted by law, the Trustee shall not be liable for any investment made pursuant to the Plan Sponsors' or their designees' direction.

                       (ii) Trustee Powers. The Trustee shall have the following powers, rights and duties subject to Section 8 and the other provisions of this Trust Agreement:

                                (A)   To receive and hold all
                       contributions paid to it by the Plan Sponsors;

                                (B)   To effectuate the written investment
                       instructions given by the Plan Sponsors or their designee without regard to any law now or hereafter in force limiting investments of fiduciaries;

                                (C)   To retain in separate Accounts for
                       each Plan Sponsor within the trust for investment, any property deposited by the Plan Sponsors hereunder, allocated among Subaccounts in accordance with Section 7 hereof;

                                (D)   To have the authority to invest and
                       reinvest assets of the Trust in shares of common or preferred stock (including those of the Company), bonds, notes, debentures, short-term securities, mutual funds (including any such fund from which the Trustee or any affiliate thereof receives an investment management fee or any other fee), common trust funds, and other property, real or personal, of any kind; to purchase and sell "put" and "call" options on publicly traded securities; and to acquire, hold, manage, operate, sell, contract to sell, grant options with respect to, convey, exchange, transfer, abandon, lease, manage, and otherwise deal with respect to assets of the Trust;

                                (E)   To acquire, hold or dispose of
                       insurance or annuity contracts as directed by the Plan Sponsors or their designees;

                                (F)   To borrow from anyone such amount or
                       amounts of money necessary to carry out the purpose of this Trust and for that purpose to mortgage or pledge all or any part of the Trust;

                                (G)    To retain in the Trust for
                       investment or pending distributions, any portion of the Trust in cash deemed appropriate by the Trustee;

                                (H)   To establish accounts in any
                       affiliate of the Trustee and in such other banks and financial institutions as the Trustee deems appropriate to carry out the purposes of the Trust;

                                (I)   To deposit securities with a
                       clearing corporation as defined in Article Eight of the Uniform Commercial Code; to hold the certificates representing securities, including those in bearer form, in bulk form with and to merge such certificates into certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the Trustee or by a clearing corporation, provided that the records of the Trustee shall indicate the actual ownership of the securities and other property of the Trust Fund.

                                (J)   To participate in and use the
                       Federal book-entry account system, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

                                (K)   To hold securities or property in
                       the name of the Trustee or its nominee or nominees or in such other form as it determines best with or without disclosing the Trust relationship, providing the records of the Trust shall indicate the actual ownership of such securities or other property.


      Section 6.  Disposition of Income.
      __________________________________

      During the term of this Trust, all income received by a Plan Sponsor's Account under the Trust, net of expenses and taxes, shall be accumulated and reinvested in such Account.


      Section 7.  Accounting by Trustee.
      __________________________________

      Trustee shall establish and maintain within the Trust a separate Account for each Plan Sponsor, which shall at all times reflect such Plan Sponsor's equitable share in the Trust fund, and shall hold, manage, administer, value, make purchases and sales for, distribute, account for, and otherwise deal with, each such Account separately.

      Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made with respect to the Trust as a whole and each Plan Sponsor's Account within the Trust, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust as a whole and each Plan Sponsor's Account within the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust or such Account at the end of such year or as of the date of such removal or resignation, as the case may be.

      In addition, the Trustee shall establish and maintain Subaccounts for Plan participants, within their Plan Sponsor's Account under the Trust, in a manner that is consistent with the requirements of the Plans, and that facilitates their investment instructions and benefit payments under the Plan.


      Section 8.  Responsibility of Trustee.
      ______________________________________

              (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by any Plan Sponsor which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by any Plan Sponsor. In the event of a dispute between any Plan Sponsor and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

              (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, the Plan Sponsors agree to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Plan Sponsors do not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

              (c) Trustee may consult with legal counsel (who may also be counsel for a Plan Sponsor generally) with respect to any of its duties or obligations hereunder.

              (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

              (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee or to loan to any person the proceeds of any borrowing against such policy.

              (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedures and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


      Section 9.  Compensation and Expenses of Trustee.
      _________________________________________________

      Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.


      Section 10.  Resignation and Removal of Trustee.
      ________________________________________________

              (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

              (b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

              (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

              (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


      Section 11.  Appointment of Successor.
      ______________________________________

              (a)   If Trustee resigns or is removed in accordance with
      Section 10(a) or (b)hereof, Company may appoint any third party, such as a bank trust department or other party that may granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

              (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

      Section 12.  Amendment or Termination.
      ______________________________________

              (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

              (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

              (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefits payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.


      Section 13.  Miscellaneous.
      ___________________________

              (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

              (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

              (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without application of its principles of conflicts of laws.


      Section 14.  Effective Date.
      ____________________________

      The effective date of this Trust Agreement shall be January 1, 1997.

      IN WITNESS WHEREOF, the Company and Trustee have caused this Agreement to be duly executed on the date first above written.

                                     MARSHALL & ILSLEY CORPORATION


                                     By:     /s/ Paul J. Renard
                                             _______________________________

                                     Title:  Senior Vice President


                                     Attest: /s/ Randall J. Erickson
                                             _______________________________

                                     Title:  Secretary



                                     MARSHALL & ILSLEY TRUST COMPANY


                                     By:     /s/ Forrest H Dupre
                                             _______________________________

                                     Title:  Vice President and Manager
                                                of Commercial Trust


                                     Attest: /s/ Walter A. Lecocq
                                             _______________________________

                                     Title:  Vice President and
                                                Relationship Manager



MW80460_4.DOC